Exhibit 10.1

DRUGSTORE.COM, INC.

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is made as of December 8, 2003 by and among drugstore.com, inc., a Delaware corporation (the “Company”) and the investors listed on the signature pages hereto (the “Investors”).

RECITALS

A. The Company, International Vision Direct Corp., and the Investors have entered into a Stock Purchase Agreement (the “Purchase Agreement”), dated November 2, 2003, pursuant to which the Investors will sell to the Company, and the Company will purchase from the Investors, the Shares subject to the conditions set forth therein. Capitalized terms used in this Agreement and not otherwise defined in this Agreement shall have the meanings given them in the Stock Purchase Agreement.

B. Pursuant to the Purchase Agreement, at the Closing the Company will issue to the Investors in the aggregate 6,830,593 shares (the “Issued Shares”) of common stock, par value $0.0001 per share, of the Company (“Common Stock”);

C. Pursuant to that Fourth Amended and Restated Investors’ Rights Agreement dated January 29, 1999, as amended and supplemented, by and among the Company and the other signatories thereto (the “Prior Agreement”), the Company has granted certain registration rights (“Other Registration Rights”) to certain holders of Company capital stock;

D. The Company and the Investors wish to enter into this Agreement in order to provide the Investors with certain rights to register the Issued Shares.

AGREEMENT

The parties hereby agree as follows:

1.	Registration Rights. The Company and the Investors covenant and agree as follows:

1.1 Definitions. For purposes of this Section 1:

(a) The terms “register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act of 1933, as amended (the “Securities Act”), and the declaration or ordering of effectiveness of such registration statement or document;

(b) The term “Registrable Securities” means (i) the Issued Shares and (ii) any other shares of Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the Issued Shares; provided, however, that the foregoing definition shall exclude in all cases any Registrable Securities sold by a person in a transaction in which his or her rights under this Agreement are not assigned. Notwithstanding the foregoing, the Issued Shares or other securities shall only be treated as Registrable Securities if and so long as they have not been (A) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, (B) sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(1) thereof so that all transfer restrictions, and restrictive legends with respect thereto, if any, are removed upon the consummation of such sale, or (C) eligible for sale under Rule 144 promulgated under the Securities Act;

(c) The number of shares of “Registrable Securities then outstanding” shall be determined by the number of shares of Common Stock outstanding which are, and the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities which are, Registrable Securities;

(d) The term “Holder” means the Investors and any person owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with Section 1.11 of this Agreement; and

(e) The term “SEC” means the Securities and Exchange Commission.

1.2 Incidental Registration. If (but without any obligation to do so) the Company proposes to file a registration statement covering (including for this purpose a registration effected by the Company for stockholders other than the Holders) any of its securities under the Securities Act in connection with the public offering of such securities solely for cash (other than a registration on Form S-4, Form S-8 or any successors thereto, or a registration in which the only stock being registered is Common Stock issuable upon conversion of debt securities which are also being registered, the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within fifteen (15) days after receipt of such notice by the Holder in accordance with Section 5.3, the Company shall, subject to the provisions of Section 1.7, cause to be included in such registration and offering and any underwriting of such offering registered under the Securities Act all of the Registrable Securities that each such Holder has requested to be registered.

1.3 Mandatory Registration. If the registration of all Registrable Securities by the Company has not been effected by August 31, 2004, the Company shall register any and all remaining Registrable Securities by filing a registration statement under the Securities Act on a Form S-3 or any successor thereto, or a similar registration form available to the Company, in accordance with Section 1.4. The Company shall cause such registration statement to become effective as soon as practicable, but in any event within 45 days of August 31, 2004.

1.4 Obligations of the Company. Whenever required under this Section 1 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use all reasonable efforts to cause such registration statement to become effective (provided that before filing a registration statement or prospectus or any amendments or supplements thereto, the Company shall furnish counsel for such Holders with copies of all such documents proposed to be filed) and keep such registration statement effective for up to 18 months or until such time as Holder has completed the distribution described in such registration statement or until the securities thereunder shall cease to be Registrable Securities, whichever occurs first. The Company shall not be required to file, cause to become effective or maintain the effectiveness of any registration statement (other than a registration statement on Form S-3 pursuant to Section 1.3) that contemplates a distribution of securities on a delayed or continuous basis pursuant to Rule 415 under the Securities Act.

(b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for up to 18 months (or such shorter period as may be provided in Section 1.4(a)).

(c) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents, as well as take all such other actions, as the Holders may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

(d) Furnish to the Holders’ counsel copies of any correspondence between the Company and the SEC with respect to any registration statement which includes Registrable Securities or amendment or supplement thereto filed pursuant to this Agreement.

(e) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders (and maintain such registrations and qualifications effective for the applicable period of time set forth in Section 1.4(a)), and do any and all other acts and things which may be necessary or advisable to enable the Holders to consummate the disposition in such jurisdictions of such shares, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

(f) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

(g) Promptly notify each Holder upon the occurrence of any of the following: (i) the happening of any event that makes any statement made in such registration statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the registration statement, related prospectus or documents so that, in the case of the registration statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the related prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and to use its best efforts to promptly prepare a supplement or amendment; (ii) the receipt of any request for additional information by the SEC or any other federal or state governmental authority; and (iii) the Company’s reasonable determination that a post-effective amendment to the registration statement or issuance of a new or supplemented prospectus would be appropriate; all such obligations to continue for 18 months after such registration statement including Registrable Securities is declared effective by the SEC or until such time as Holder has completed the distribution described in such registration statement or until the Company’s obligation to maintain the effectiveness of a registration statement has terminated, whichever occurs first.

(h) Within five business days after a registration statement which includes Registrable Securities is ordered effective by the SEC, the Company shall deliver, and shall cause counsel of the Company to deliver, to the transfer agent for the Registrable Securities (with copies to the Holders’ counsel) an appropriate instruction which will allow the Registrable Securities to be sold without restriction or delay.

(i) Cause all such Registrable Securities registered hereunder to be listed on the Nasdaq Stock Market.

(j) Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

(k) Furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to Section 1.2, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to Section 1.2, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities stating that such registration statement has become effective under the Securities Act and that (A) to the knowledge of such counsel, no stop order suspending the effectiveness thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act, (B) the registration statement, the related prospectus and each amendment or supplement thereof comply as to form in all material respects with the requirements of the Securities Act, and (C) to such other effects as reasonably may be requested by counsel for the underwriters or by such Holders or their counsel, and (ii) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities, stating that they are independent public accountants within the meaning of the Securities Act and that, in the opinion of such accountants, the audited financial statements of the Company included in the registration statement or the related prospectus, or any amendment or supplement thereof, comply as to form in all material respects with the applicable accounting requirements of the Securities Act, and such letter shall additionally cover such other such financial matters (including information as to the period ending no more than five business days prior to the date of such letter) with respect to such registration as reasonably may be requested by counsel for the underwriters or by such Holders or their counsel.

1.5 Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 1 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder’s Registrable Securities.

1.6 Expenses of Registration.

(a) Company Registration. All expenses (other than underwriting discounts and commissions, stock transfer taxes and fees of counsel to the selling Holders in addition to that provided below) incurred in connection with registrations, filings or qualifications of Registrable Securities pursuant to Section 1 for each Holder, including (without limitation) all registration, filing, and qualification fees, printers’ and accounting fees, fees and disbursements of counsel for the Company, and the reasonable fees and disbursements of one counsel for the selling Holders selected by them with the approval of the Company, which approval shall not be unreasonably withheld, shall be borne by the Company.

(b) Underwriting Discounts and Commissions. All underwriting discounts and commissions incurred in connection with registrations in connection with each registration statement under Section 1 shall be borne by the participating sellers (and the Company, if the Company is a seller) in proportion to the number of shares sold by each, or as they otherwise may agree.

1.7 Underwriting Requirements. In connection with any offering involving an underwriting of shares of the Company’s capital stock, the Company shall not be required under Section 1 to include any of the Holders’ securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it (or by other persons entitled to select the underwriters), and then only in such quantity as the underwriters determine in their sole discretion will not materially impair the success of the offering by the Company. If the total amount of securities, including Registrable Securities, requested by Holders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters determine in their sole discretion will not materially impair the success of the offering. For purposes of such apportionment:

(a) In the case of registration pursuant to Section 1.2, the Company shall include in such registration (i) first, the securities the Company proposes to sell and securities of any holder of Other Registration Rights pursuant to the Prior Agreement, and (ii) second, the Registrable Securities requested to be included in such registration by the Holders (the securities so included to be apportioned pro rata among the Holders according to the total amount of securities entitled to be included therein owned by each Holder); and

(b) In the case of registration pursuant to Section 1.3, (i) first, the Registrable Securities and (ii) second, the securities the Company proposes to sell and securities of any holder of Other Registration Rights pursuant to the Prior Agreement.

For purposes of the preceding (a) and (b) concerning apportionment, for any selling stockholder which is a holder of Registrable Securities and which is a partnership or corporation, the partners, retired partners and stockholders of such holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single “selling stockholder,” and any pro-rata reduction with respect to such “selling stockholder” shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such “selling stockholder,” as defined in this sentence.

(c) For the avoidance of doubt, it is agreed and understood that the Holders shall not be permitted to effect an underwritten offering pursuant to a registration effected under section 1.3 hereof without the prior consent of the Company.

1.8 Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

1.9 Indemnification. In the event any Registrable Securities are included in a registration statement under this Section 1:

(a) To the fullest extent permitted by law, the Company will indemnify and hold harmless each Holder, any underwriter (as defined in the Securities Act) for such Holder each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the partners, officers, directors and representatives of any such Holder, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law; and the Company will pay to each such Holder, underwriter or controlling person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 1.9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable to any Holder, underwriter or controlling person for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling person.

(b) To the fullest extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection 1.9(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 1.9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided, that in no event shall any indemnity under this subsection 1.9(b) exceed the net proceeds from the offering received by such Holder, except in the case of willful fraud by such Holder.

(c) Promptly after receipt by an indemnified party under this Section 1.9 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.9, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the reasonable fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.9, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.9.

(d) If the indemnification provided for in this Section 1.9 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations; provided, that in no event shall any contribution by a Holder under this Subsection 1.9(d) exceed the net proceeds from the offering received by such Holder, except in the case of willful fraud by such Holder. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

(e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with any underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

(f) The obligations of the Company and Holders under this Section 1.9 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1, and otherwise.

1.10 Reports Under Securities Exchange Act of 1934. With a view to making available to the Holders the benefits of SEC Rule 144 promulgated under the Securities Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration, the Company agrees to:

(a) make and keep public information available, as those terms are understood and defined in SEC Rule 144, so long as the Company remains subject to the periodic reporting requirements under Sections 13 or 15(d) of the Exchange Act;

(b) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

(c) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144, the Securities Act and the Exchange Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration.

1.11 Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Section 1 may be assigned (but only with all related obligations) by a Holder to a transferee or assignee of at least 250,000 shares of such securities (appropriately adjusted for any stock split, stock dividend, or other recapitalization) or to a partner or affiliate (within the meaning of Rule 12b-2 of the Exchange Act) of the Holder, provided that (i) the Company is, promptly after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; (ii) the transferee or assignee agrees to be bound by the terms and conditions of this Agreement; and (iii) such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Securities Act. Notwithstanding the limitations set forth in the foregoing sentence regarding the minimum number of shares that must be transferred, any Holder that is a corporation may transfer such Holder’s registration rights to its wholly-owned subsidiaries without restriction as to the number of shares transferred.

1.12 “Market Stand-Off” Agreement. In the event that the Company effects a registration of any securities under the Securities Act in an underwritten public offering, each Holder hereby agrees that, during the period of duration (up to, but not exceeding, 180 days) specified by the Company and an underwriter of Common Stock or other securities of the Company, following the effective date of a registration statement of the Company filed under the Securities Act, it shall not, to the extent requested by the Company and such underwriter, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any securities of the Company held by it at any time during such period except Common Stock included in such registration; provided, however, that all officers and directors of the Company, and all holders of one percent or more of the Company’s outstanding Common Stock enter into similar agreements of at least the same length. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities of each Holder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period, and each Holder agrees that, if so requested, such Holder will execute an agreement in the form provided by the underwriter containing terms which are essentially consistent with the provisions of this Section 1.12. Notwithstanding the foregoing, the obligations described in this Section 1.12 shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms which may be promulgated in the future, or a registration relating solely to a transaction on Form S-4 or similar forms which may be promulgated in the future.

1.13 Termination of Registration Rights. No Holder shall be entitled to exercise any right provided for in this Section 1 if pursuant to SEC Rule 144 or another similar exemption under the Securities Act the Holder may sell all of such Holder’s shares in a single transaction without registration.

1.14 Representation and Warranties of the Company.

(a) Form S-3. The Company represents and warrants that it meets all of the registrant requirements for the use of Form S-3. The Company shall promptly notify the Holders at any time that the Company is not eligible to use Form S-3.

(b) Other Registration Rights. The execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company will not,conflict with or violate the Prior Agreement or any other agreement of the Company containing outstanding registration rights granted to holders of Company capital stock.

2.	Miscellaneous.

2.1 Successors and Assigns. Except as otherwise provided in this Agreement, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. A Holder that is a corporation may assign or transfer such Holder’s rights and obligations to its wholly-owned subsidiaries without restriction as to the number of shares acquired.

2.2 Amendments and Waivers. Any term of this Agreement may be amended or waived only with the written consent of the Company and the Sellers’ Representative. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Registrable Securities then outstanding, each future holder of all such Registrable Securities, and the Company.

2.3 Notices. Unless otherwise provided, any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon delivery, when delivered personally or by overnight courier or sent by telegram, fax, confirmed electronic mail, or forty-eight (48) hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, and addressed to the party to be notified at such party’s address or fax number as set forth below or as subsequently modified by written notice.

(a) If to Investors, to Sellers’ Representative at:

Brian Usher-Jones

81 Glengowan Road

Toronto, Ontario

M4N 1G5

with copies to:

Baker & McKenzie

BCE Place

181 Bay Street, Suite 2100

P.O. Box 874

Toronto, Onterrio M5J 2T3

Attention: Lawrence D. Pringle

Facsimile: (416) 865-1221

Baker & McKenzie

3400 Pennzoil Place

711 Louisiana Street

Houston, Texas 77002

Attention: Jonathan B. Newton

Facsimile: (713) 427-5099

(b) If to Purchaser, to it at:

13920 Southeast Eastgate Way, Suite 300

Bellevue, WA 98005

Attention: General Counsel

Facsimile: (425) 372-3801

With copies to:

Simpson Thacher & Bartlett LLP

3330 Hillview Avenue

Palo Alto, CA 94304

Attention: Michael Nooney, Esq.

Facsimile: (650) 251-5002

2.4 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (a) such provision shall be excluded from this Agreement, (b) the balance of the Agreement shall be interpreted as if such provision were so excluded and (c) the balance of the Agreement shall be enforceable in accordance with its terms.

2.5 Governing Law. This Agreement and all acts and transactions pursuant hereto shall be governed, construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of laws.

2.6 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

2.7 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

[SIGNATURE PAGES FOLLOW]

Exhibit 10.1

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date set forth above.

DRUGSTORE.COM, INC.

By:	/s/ Kal Raman

Name:	Kal Raman
Title:	President & CEO

INVESTORS

Erich Klementz

/s/ Erich Klementz

Rene J. Ambrusch

/s/ Rene J. Ambrusch

Henry Fiorillo

/s/ Henry Fiorillo

John Breen

/s/ John Breen

Osprey Services Ltd.

By:	/s/ James A.F. Watlington

	Name:	James A.F. Watlington
	Title:	President

Brian Usher-Jones

/s/ Brian Usher-Jones

Ian Mummery

/s/ Ian Mummery

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INVESTORS (CONTINUED)

Louise Mummery

/s/ Louise Mummery

Jack Mummery

/s/ Jack Mummery

Colin Williams

/s/ Colin Williams

Marlene Williams

/s/ Marlene Williams

Marietta Contact Lens Services Inc.

By:	/s/ John Patterson

	Name:	John Patterson
	Title:	President

RKK Ltd.

By:	/s/ [illegible]

	Name:	Virtue Corporate Services Ltd
	Title:	Sole Director

Nigel Brasok

/s/ Nigel Brasok

Steven Morrison

/s/ Steven Morrison

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